Exhibit 10.13.2
SECOND AMENDMENT TO LEASE
THIS SECOND AMENDMENT TO LEASE, being entered into this 4th day of January, 2006, between 2101 Williams Associates, LLC, a California limited liability company, hereinafter called Lessor, and Energy Recovery, Inc., a Delaware corporation (ERI), hereinafter called Lessee, covering the premises commonly referred to as 1908 Doolittle Drive, San Leandro, California.
Lessor and Lessee hereby amend that certain Lease between them dated February 28, 2005, and previously amended October 3, 2005, as follows:
1.	The actual lease commencement date for the Expansion Area (defined in the Amendment to Lease as 2181 Williams Street, San Leandro, CA) shall be December 1, 2005. The rent adjustment, per Paragraph 5 in the Amendment to Lease, shall remain effective on December 15, 2007.

2.	The Expansion Area lease term shall still end coterminous with the initial Premises on June 14, 2010.

3.	Except as herein specified, all of the other terms and conditions of the subject Lease shall remain in full force and effect.
IN WITNESS WHEREOF, Lessor and Lessee have executed this Amendment To Lease the day and year first written above.

LESSOR		LESSEE

2101 Williams Associates, LLC		Energy Recovery, Inc.

By:	/s/ Donald L. Jones	By:	/s/ G.G. Pique

	Donald L. Jones, Manager		G.G. Pique. President/CEO